                                                                    EXHIBIT 5.01
                                                                    ------------

                               September 11, 2000


Snowball.com, Inc.
250 Executive Park Blvd., Suite 4000
San Francisco, California 94134

Gentlemen/Ladies:

     At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Snowball.com, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") on or about September 11, 2000 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 2,378,021 shares of the Company's Common Stock (the "Stock") purchased pursuant to non-plan restricted stock purchase agreements for resale under the Registration Statement by the stockholders named in the Prospectus associated with the Registration Statement and in subsequent amendments thereto (the "Selling Stockholders").

     In rendering this opinion, we have examined the following:

     (1) the Company's registration statement on Form S-1 (No. 333-93487), declared effective by the Securities and Exchange Commission on March 20, 2000, together with the exhibits filed therewith.

     (2) the Company's quarterly report on Form 10-Q for the quarter ended June 30, 2000.

     (3) the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference.

     (4)  the Prospectus prepared in connection with the Registration Statement.

     (5) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in the Company's minute books, that are in our possession.

     (6) draft minutes or summaries of minutes of meetings of the Company's Board of Directors for which minutes are not yet finalized, that have been represented to us by the Company's Secretary to be accurate and complete summaries of what occurred at such meetings.

     (7) the stock records that the Company has provided to us (consisting of a certificate from the Company's transfer agent of even date herewith verifying the number of the Company's issued and outstanding shares of capital stock as of the date hereof).

     (8) the stock option agreements entered into by the Company in connection with the grants of Snowball Non-Plan Options.

     (9) the non-plan restricted stock purchase agreements entered into by the Company and the Selling Stockholders.

     (10) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations.

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from records and documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any
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facts that would cause us to believe that the opinion expressed herein is not accurate.

     We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California and, with respect to the validity of corporate action and the requirements for the issuance of stock, of the State of Delaware.

     In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, that the registration will apply to such shares of Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity or enforceability of such shares of stock.

     Based upon the foregoing, it is our opinion that the 2,378,021 shares of stock that may be issued and sold by the Selling Stockholders pursuant to the Registration Statement, when evidenced by appropriate certificates that have been properly executed and delivered and when issued and sold in accordance with the Registration Statement and in the manner referred to in the Form S-3 Prospectus associated with the Registration Statement, are validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for use in connection with issuance and sale of shares in subject to the Registration Statement and is not to be relied upon for any other purpose.

                                            Very truly yours,


                                            /s/ FENWICK & WEST LLP